Exhibit 5.2

October 11, 2022

Siyata Mobile Inc.

1001 Lenoir Street, Suite A-414

Montreal, QC H4C 2Z6

Canada

Re: Siyata Mobile Inc. - Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as United States counsel to Siyata Mobile Inc., a company incorporated under the laws of the Province of British Columbia, Canada (the “Company”), in connection with the offering of the following securities of the Company that are to be sold by the Company to certain investors pursuant to the Securities Purchase Agreement by and between the Company and such investors dated October 10, 2022 (“Securities Purchase Agreement”): (i) 15,810,000 common shares, no par value per share, of the Company (the “Common Shares”); and (ii) 1,590,000 pre-funded warrants, each pre-funded warrant to purchase one Common Share (the “Pre-Funded Warrants”); and (iii) up to 1,590,000 Common Shares that may be exercisable by the holders of the Pre-Funded Warrants (“Warrant Shares”). The Common Shares, the Pre-Funded Warrants and the Warrant Shares are collectively referred to herein as the “Securities.” The Securities were registered and are to be sold to the public pursuant to the registration statement, which included the base prospectus (“Base Prospectus”), on Form F-3, as amended (the “Registration Statement”) (File No. 333-265998), filed with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on July 1, 2022 and declared effective by the Commission on July 18, 2022, and the prospectus supplement filed with the Commission on October 11, 2022 under Rule 424(b) (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”) and pursuant to the Placement Agency Agreement dated October 10, 2022 (the “Placement Agency Agreement”) by and among the Company and Maxim Group LLC (the “Placement Agent”). The offering of the Securities by the Company pursuant to the Registration Statement, the Prospectus and the Placement Agency Agreement is referred to herein as the “Offering.”

In rendering the opinions set forth below, we have assumed that: (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the authentic originals of such documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; and (v) the certificates representing the Securities will be duly executed and delivered.

We have also assumed that: (i) the Company has been duly incorporated, and is validly existing and in good standing; (ii) the Company has requisite legal status and legal capacity under the laws of the jurisdiction of its incorporation; (iii) the Company has complied and will comply with all aspects of the laws of the jurisdiction of its incorporation, in connection with the transactions contemplated by, and the performance of its obligations under the Securities Purchase Agreement, the Placement Agency Agreement, and the Pre-Funded Warrants; (iv) the Company has the corporate power and authority to execute, deliver and perform all its respective obligations under the Securities Purchase Agreement, the Placement Agency Agreement, and the Pre-Funded Warrants; (v) the Securities have been duly authorized by all requisite corporate action on the part of the Company; (vi) all questions concerning the construction, validity, enforcement and interpretation of the Securities Purchase Agreement, the Placement Agency Agreement, and the Securities shall be governed by the internal laws of the State of New York, without regard to the principles of conflicts of law thereof; (vii) service of process will be effected in the manner and pursuant to the methods set forth in the said Securities Purchase Agreement, the Placement Agency Agreement, and the Pre-Funded Warrants; (viii) that the said agreements noted above are enforceable under the laws of the Company’s jurisdiction of incorporation; and (ix) at the time of exercise of the Pre-Funded Warrants, a sufficient number of Warrant Shares that have been reserved by the Company’s board of directors or a duly authorized committee thereof will be authorized and available for issuance and that the consideration for the issuance and sale of the Warrant Shares in connection with the exercise of the Pre-Funded Warrant is in an amount that is valid under the laws of the Company’s jurisdiction of incorporation.

In connection with this matter, we have examined the Registration Statement, including the exhibits thereto, the Prospectus, the Securities Purchase Agreement, the Placement Agency Agreement, the Pre-Funded Warrant, the Company’s articles of association, resolutions of the Board of Directors, certificates of authorized officers of the Company, certificates of government officials and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the issuance and delivery of any of the Securities there will not have occurred any change in the law or the facts affecting the validity of the Securities, any change in actions of the Board of Directors or the Company’s stockholders, or any amendments to the articles of association, and (ii) at the time of the offer, issuance and sale of any Securities no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and that the Registration Statement will not have been modified or rescinded. We also have assumed that the issuance and delivery of the Securities subsequent to the date hereof and the compliance by the Company with the terms of such Securities will not result in a violation of the articles of association or any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body then having jurisdiction over the Company.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York. Accordingly, the opinions expressed herein are expressly limited to the federal laws of the United States of America and the laws of the State of New York. In particular, we do not purport to pass on any matter governed by the laws of Canada. Because the Pre-Funded Warrants contain provisions stating that they are to be governed by the laws of the State of New York, we are rendering this opinion as to New York law.

Based upon and subject to and limited by the foregoing, we are of the opinion that:

(i) the Common Shares, when issued, sold and delivered in the manner and for the consideration stated in the Securities Purchase Agreement, the Placement Agency Agreement, the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Company’s Board of Directors, will be validly issued, fully paid and nonassessable;

(ii) when the Pre-Funded Warrants are properly exercised and paid for and the Warrant Shares are issued, sold and delivered in the manner and for the consideration stated in the Securities Purchase Agreement, the Placement Agency Agreement, the Registration Statement, the Prospectus and the Pre-Funded Warrant, and in accordance with the resolutions adopted by the Company’s Board of Directors, such shares will be validly issued, fully paid and nonassessable; and

(iii) when the Pre-Funded Warrants have been duly executed and delivered by the Company against payment of the consideration therefor pursuant to the Securities Purchase Agreement, the Placement Agency Agreement, the Registration Statement and the Prospectus, such Pre-Funded Warrants will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth above with respect to the validity or binding effect of any security or obligation may be limited by: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors; (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing; (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations; and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing by the Company of a Report of Foreign Private Issuer on Form 6-K, which Form 6-K will be incorporated by reference into the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Form 6-K and to the use of our name as it appears under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Carmel, Milazzo & Feil LLP
Carmel, Milazzo & Feil LLP

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